CitiFunds Premium Trust
Citi Premium Liquid Reserves
Citi Premim US Treasury Reserves

Sub-Item 77C
Registrant incorporates by reference Registrant's 497
Supplement dated December 1, 2005 filed on December 1, 2005.
(Accession No. 0001193125-05-234709)

Sub-Item 77C (Mutual Fund Proxy)
Registrant incorporates by reference Registrant's DEFA 14A dated September 27, 2005 filed on September 27, 2005.
(Accession No. 0001193125-05-192361)